                                      1
                                  AMENDMENT
                                    to the
                  Amended and Restated DECLARATION OF TRUST
                                      of
                      OPPENHEIMER LARGE CAP GROWTH FUND

      This  Amendment  Number 1 is made October 15,  2001,  to the Amended and
Restated  Declaration  of Trust of  Oppenheimer  Large  Cap  Growth  Fund (the
"Trust"),  dated as of  September  12,  2001,  by and  among  the  individuals executing this Amendment below as the Trustees of the Trust.

      WHEREAS, the Trustees  established  Oppenheimer Large Cap Growth Fund as a trust  fund under the laws of the  Commonwealth  of  Massachusetts,  for the investment and reinvestment of funds contributed thereto,  under a Declaration of Trust  dated  January 14,  1998,  subsequently  amended and  restated as of
April 27,  1998,  amended  March 15,  2001,  and  amended  and  restated as of
September 12, 2001;

      NOW,  THEREFORE,  the Trustees desire to make a permitted change to said
Declaration  of Trust without  shareholder  approval to change the name of the
Fund to OPPENHEIMER TRINITY LARGE CAP GROWTH FUND.

N1a\775\OrgDocs\775_DOT(1001-Amd#1Trinity).doc

IN WITNESS  WHEREOF,  the undersigned have executed this instrument as of this
15th day of October, 2001

/a/ Robert G. Galli                        /s/ Edward V. Regan
----------------------------------         ----------------------------------
Robert G. Galli                            Edward V. Regan
19750 Beach Road                           40 Park Avenue
Jupiter Island, FL 33469                   New York, NY 10016

/s/ Leon Levy                              /s/ Russell S. Reynolds, Jr.
----------------------------------         ----------------------------------
Leon Levy                                  Russell S. Reynolds, Jr.
One Sutton Place South                     98 Field Point Circle
New York, NY 10022                         Greenwich, CT 06830

/s/ Benjamin Lipstein                      /s/ Donald W. Spiro
----------------------------------         ----------------------------------
Benjamin Lipstein                          Donald W. Spiro
591 Breezy Hill Road                       399 Ski Trail
Hillsdale, NY 12529                        Kinnelon, NJ 07405

/s/ Elizabeth B. Moynihan                  /s/ Dr. Phillip Griffiths
----------------------------------         ----------------------------------
Elizabeth B. Moynihan                      Dr. Phillip Griffiths
801 Pennsylvania Avenue                    97 Olden Lane
Washington, D.C. 20004                     Princeton, NJ 08540

/s/ Kenneth A. Randall
----------------------------------
Kenneth A. Randall
6 Whittaker's Mill
Williamsburg, VA 23185